EXHIBIT 99.1

American Resources Corporation’s ReElement Technologies Closes

$44.9 Million in Local Incentives for Lithium-Ion Battery and Rare Earth Element Recycling Campus

Marion, Indiana has issued a tax increment financing bond in the amount of $44.9 million for Company’s 42-acre critical mineral refining campus for battery-grade lithium and magnet-grade rare earth elements

First fully integrated domestic refinery producing ultra-pure battery elements (lithium, cobalt and nickel)

and rare earth elements (neodymium, dysprosium and praseodymium) for EV battery and permanent magnet supply chains

November 9, 2023 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / November 9, 2023 / American Resources Corporation’s (NASDAQ:AREC) (“American Resources” or the “Company”) wholly owned subsidiary, ReElement Technologies Corporation (“ReElement”), a leading provider of high performance refining capacity of rare earth and critical battery elements, today announced that it has closed the bond purchase agreement for the previously announced $44.9 million of local incentives from the City of Marion, Indiana in the form of an Economic Development Revenue Bond. This bond is being issued by the city as incentive for ReElement Technologies to construct a state-of-the-art, commercial scale lithium, critical minerals, and rare earth elements refining facility utilizing ReElement Technologies’ proprietary and patented chromatography technologies at the Company’s recently announced 42-acre campus in Marion, Indiana.

Thomas Sauve, President of American Resources commented, “Our work on the campus will not only transform the physical facility, but also create a legacy impact on the community as well as re-establishing Marion and the region as a preeminent force in high-value materials for the vehicle and technology supply chains.”

As previously announced, Marion, Indiana was selected by ReElement Technologies for this next phase of expansion after several months of careful analysis and examination of several potential sites throughout the Midwestern United States.

The ReElement Technologies Marion Refining Campus will provide for:

•	42 acres with ample areas for operations and future development for both ReElement Technologies and its key industry partners;

•	425,000 square feet of existing production facility space, office, laboratories, and support structures;

•	250,000 square feet of additional foundation-ready space to expand production facilities or structures for further growth;

•

The production of rare earth elements with a targeted initial capacity of 2 metric tons per day of ultra-pure (>99.5%) rare earth oxides sourced from end-of-life magnets, such as those found in high-efficiency motors, electric vehicles, wind turbines, power tools, and hard drives, and establishing the largest such producer of heavy rare earth elements outside of China;

•

The production of critical battery materials with a initial refining capacity of 50 metric tons per day of lithium-ion battery input material (“black mass”) sourced from end-of-life batteries and manufacturing waste, with the ability to process a wide range of lithium-ion battery chemistries including Lithium Iron Phosphate (LFP) and Nickle Manganese Cobalt (NMC);

•

An onsite fully integrated domestic solution of the battery and magnet supply chains: The campus is being designed to drive collaboration with battery and magnet industry partners by creating co-located partners within the electrified value chain; reducing costs, maximizing productivity, and significantly reducing the carbon footprint of products produced;

•

Rail loadout onsite along with 37 truck bays for enhanced transportation logistics, including access to major highways and interstate travel, with a central location to many potential customers within the automobile, battery and magnet industries in the US battery belt;

•

Exceptional community support for ReElement Technologies, along with access to several important educational institutions, such as Indiana Wesleyan University, Ivy Tech Community College, Taylor University and Purdue University which can provide skilled personnel to ReElement Technologies’ expanding workforce; and

The Marion Refining Campus will scale up to an initially targeted production capacity of 5,000 metric tons of ultra-pure (>99.9%) lithium hydroxide or carbonate per year, and 750 metric tons per year of rare earth oxides, with the ability to strategically and efficiently expand production capacity by adding modular production trains as the market matures. The incentives are subject to final closing documentation which is expected by late October 2023.

Learn more about ReElement Technologies’ process and technology here - Video.

About ReElement Technologies Corporation

ReElement Technologies Corp., a wholly owned subsidiary of American Resources Corporation (NASDAQ:AREC) is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts to create a low-cost and environmentally-safe, circular supply chain. ReElement has developed its innovative and scalable “Capture-Process-Purify” process chain in conjunction with its licensed intellectual property including 16 patents and technologies and sponsored research partnerships with three leading universities to support the domestic supply chain’s growing demand for magnet and battery metals. For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About American Resources Corporation

American Resources Corporation (NASDAQ: AREC) is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Robert Foley

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com